UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2022

SJW Group

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-8966	77-0066628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 W. Taylor Street

San Jose, California 95110

(Address of principal executive offices, including zip code)

(408) 279-7800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SJW	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2022, the Board of Directors (the “Board”) of SJW Group (the “Company”) appointed Mr. Bruce A. Hauk as the Chief Operating Officer of the Company, effective January 1, 2023. Prior to such appointment, Mr. Hauk served as Chief Corporate Development and Strategy Officer of the Company. Mr. Hauk has also been appointed as the Chief Operating Officer of San Jose Water Company, SJWTX Holdings, Inc., SJWTX, Inc. and Connecticut Water Service, Inc.

Mr. Hauk, age 52, had been Chief Corporate Development and Strategy Officer of the Company since August 2022. Prior to joining the Company, Mr. Hauk was the President of NextEra Water from May 2021 to August 2022. Prior to joining NextEra, Mr. Hauk served in several roles at American Water Works Company, Inc. from May 2011 to March 2021, lastly serving as President of Regulated Operations and Military Services Group and then as Deputy Chief Operating Officer. Previously, Mr. Hauk has served as Deputy Mayor/Chief Administrative Officer for the City of Westfield, Indiana and as Town Manager/Director of Public Works for the City of Westfield, Indiana. Mr. Hauk has a B.S. in Chemistry & Life Sciences from Indiana State University, a Master of Public Administration from Indiana University-Purdue University, and a Master of Business Administration from Indiana Wesleyan University. Mr. Hauk is a licensed operator in water and wastewater treatment.

In connection with the appointment of Mr. Hauk as Chief Operating Officer of the Company, the Executive Compensation Committee of the Board (the “Compensation Committee”) adopted a resolution to (i) increase his 2023 annual base salary from $490,000 to $500,000 and (ii) increase his 2023 target annual incentive cash compensation from 35 percent to 45 percent of his base salary. In addition, the Compensation Committee approved an increase in the dollar amount represented by shares subject to service-based restricted stock unit (“RSU”) awards to be granted to Mr. Hauk in 2023 under the Company’s Long-Term Incentive Plan from $105,840 to $126,000.

On December 28, 2022, the Company issued a press release announcing the appointment of Mr. Hauk as described above. A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

In connection with the retirement of Maureen P. Westbrook from her positions at certain subsidiaries of the Company effective December 30, 2022, on December 23, 2022, the Compensation Committee approved (i) the payment to Ms. Westbrook of the amount determined under the Company’s Short-Term Incentive Plan for 2022 based on her target incentive and level of attainment of the specified performance goals as such amount is determined by the Compensation Committee in February 2023, pro-rated for her period of service during 2022, and (ii) the payment of an amount equal to $75,000, representing a portion of the value of the 1,465 shares of Common Stock of the Company that would have vested in January 2023 under Ms. Westbrook’s RSU awards if she had remained in employment through each applicable vesting date.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated December 28, 2022.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SJW GROUP

Date: December 28, 2022	/s/ Andrew F. Walters
Andrew F. Walters, Chief Financial Officer